UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2015 (August 11, 2015)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 11, 2015, the Compensation Committee (the “Committee”) of the Board of Directors granted to each of S. Patricia Griffith, the Company’s Personal Lines Chief Operating Officer, and John P. Sauerland, the Company’s Chief Financial Officer, a special performance-based award for 64,663 restricted stock units (“RSU’s”) (at target) under The Progressive Corporation 2015 Equity Incentive Plan. These two executive officers, who entered their current roles effective April 1 of this year, are leading the Company’s “Destination Era” agenda. The terms of these special awards are intended to incentivize and reward the growth in bundled policies, one of the key aspects of the agenda.

The special equity awards measure the growth in personal auto policies in force (whether in Agency auto or Direct auto), that are combined (or “bundled”) with at least one special lines policy (e.g., boat or motorcycle), umbrella policy, or Progressive Home Advantage® homeowners, condominium owners or renters insurance policy, as a percentage of all personal auto policies in force (the “Bundled Percentage”) over a three-year performance period. The Bundled Percentage at the end of the Company’s second fiscal quarter of 2015 will be compared to the Bundled Percentage at the end of the Company’s second fiscal quarter of 2018 to determine the growth in the Bundled Percentage. If the growth in the Bundled Percentage over the three-year performance period is 20%, then the target number of units will vest. If the growth in the Bundled Percentage over the three-year performance period is at least 40%, then the maximum number of units (2 times target) will vest. If the growth in the Bundled Percentage over the three-year performance period is at least 20% but less than 40%, then the number of units to vest will be in proportion to the extent to which the growth exceeds 20%. If the growth in the percentage is not at least 20%, then the awards will not vest and will be forfeited automatically.

The awards also will not vest if the Company does not achieve a combined ratio of 96 or less for the period of the last 12 fiscal months of the three-year performance period. To the extent permitted by Section 162(m) of the Internal Revenue Code, the combined ratio calculations will exclude extraordinary and unusual items and the effects of certain acquisitions and dispositions, if any, during the performance period of products or businesses that are not included in the Bundled Percentage.

Vesting will not occur unless and until the Committee certifies the extent of achievement of the performance results and the number of units that will vest. If Committee certification does not occur before August 31, 2018 (the “Expiration Date”), the awards will expire and they will not vest.

Dividend equivalents will be credited under the awards and will be reinvested in additional RSUs. Dividend equivalents will vest if, when, and in the same proportion as the underlying RSUs to which they relate.

If the recipient’s employment terminates prior to the vesting of the award for any reason other than death, then the award will be forfeited. If the recipient’s employment terminates as a result of death, the award will remain effective for up to one year and will vest if, when, and to the extent that the award vests before the earlier to occur of the Expiration Date and the end of that one-year period.

The form of the award agreement is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

See exhibit index on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2015
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
10	10.1	Form of Restricted Stock Unit Award Agreement (2015 Performance-Based Award - Special Award)